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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No.'s 333-89347, 333-85219, 333-85061, 333-42532
and 333-72282) and Form S-8 (File No.'s 333-45253, 333-64525, 333-46589,
333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041,
333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201,
333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043,
333-42475, 333-31400, 333-31738, 333-40992, 333-43184 and 333-64188) of Lucent
Technologies Inc. of our report dated October 23, 2001, except for the fifth paragraph of Note 10 and Note 19, as to which the date is November 20, 2001 and except for the first five paragraphs of Note 14 and the tables entitled 'Supplemental Segment Information' and 'Products and Services Revenues' in
Note 14, as to which the date is June 17, 2002, which appears in this Current Report on Form 8-K.

PRICEWATERHOUSECOOPERS LLP
New York, New York
June 17, 2002